UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 6, 2008

SEACOR Holdings Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12289	13-3542736
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Eller Drive, Fort Lauderdale, Florida		33316
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code		(954) 523-2200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01        Regulation FD Disclosure.

On June 6, 2008, the Company issued a press release announcing that its Board of Directors has increased by $75.5 million its authorization for repurchases of its common stock and its 2.875% convertible senior debentures due 2024. With this increase, the Company has approximately $150 million available for such purchases. Additionally, the Company may purchase, separate from such authorization, any or all of its 7.2% senior notes due 2009, its 5 7/8% senior notes due 2012, and the 9 1/2% senior notes due 2013 of Seabulk International, Inc., a wholly-owned subsidiary. The repurchase of securities may be conducted from time to time through open market purchases, privately negotiated transactions or otherwise depending on market conditions. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of SEACOR Holdings Inc., dated June 6, 2008, reporting SEACOR’s increased authorization for repurchases.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOR Holdings Inc.

By:	/s/ Richard Ryan
	Name:	Richard Ryan
	Title:	Senior Vice President and Chief Financial Officer

Date: June 9, 2008

3

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of SEACOR Holdings Inc., dated June 6, 2008, reporting SEACOR’s increased authorization for repurchases.

4